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                                                                   EXHIBIT 23.13

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our reports dated March 29, 1998, February 27, 1997 and February 23, 1996, with respect to the financial statements of Ravensworth Associates Limited Partnership for the years ended December 31, 1997, December 31, 1996 and December 31, 1995, in the Registration Statement Form S-4 of AIMCO Properties, L.P.

                                    /s/ BARRY S. FISHMAN & ASSOCIATES, CHARTERED

October 5, 1998

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